National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.4

JOINDER AND AMENDMENT AGREEMENT

JOINDER AND AMENDMENT AGREEMENT, dated as of May 29, 2015 (this “Agreement” or “Joinder and Amendment Agreement”), by and among KKR Corporate Lending LLC (the “New Term Loan Lender”), the Borrower (as defined below), the Guarantors and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the First Lien Credit Agreement, dated as of March 13, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Nautilus Acquisition Holdings, Inc. (“Holdings”), National Vision, Inc. (the “Borrower”), the lenders or other financial institutions or entities from time to time party thereto and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders, as applicable;

WHEREAS, the Borrower has notified the Administrative Agent that it is requesting the establishment of New Term Loans in an aggregate principal amount of $150,000,000 (the “New Term Loans”) as an increase to the aggregate principal amount of Initial Term Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Joinder and Amendment Agreement;

WHEREAS, after giving effect to this amendment the aggregate principal amount of Initial Term Loans (which shall be deemed to include the New Term Loans) outstanding under the Credit Agreement is $645,000,000;

WHEREAS, Section 13.1 of the Credit Agreement permits the Administrative Agent and the Borrower to amend any provision of the Credit Agreement to cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower), and such amendment will be deemed approved by the Lenders if the Lenders receive at least five (5) Business Days’ prior written notice of such change, and the Administrative Agent shall have not received within five (5) Business Days of such notice a written objection to such amendments from the Required Lenders;

WHEREAS, the Borrower and the Administrative Agent have each reasonably determined that the amendment set forth in Article I herein (the “Amendment”) is to solely cure a mistake and ambiguity in the Credit Agreement;

WHEREAS, the Administrative Agent posted notice of this Amendment to each of the Lenders on May 20, 2015 (the “Amendment Notice Date”), which is at least five (5) Business Days prior to the Amendment Effective Date (as defined below), thereby providing notice that the Borrower and the Administrative Agent intend to amend the Credit Agreement as set forth herein to cure such mistake and ambiguity in the Credit Agreement; and

WHEREAS, the Administrative Agent has not received a written notice of objection to the Amendment from the Required Lenders within five (5) Business Days following the Amendment Notice Date, and as a result, the Amendment is deemed approved by the Lenders, and shall become effective on the Amendment Effective Date pursuant to the terms of this Joinder and Amendment Agreement.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Article I. The Amendment

Effective as of the Amendment Effective Date, the definition of “Maximum Incremental Facilities Amount” under Section 1.1 of the Credit Agreement is hereby replaced in its entirety with the following:

“Maximum Incremental Facilities Amount” shall mean, at any date of determination, (i) the amount such that, after giving effect to the incurrence of such amount Holdings would be in compliance on a Pro Forma Basis (including any adjustments required by such definition as a result of a contemplated Permitted Acquisition and, only in the case of a simultaneous incurrence of the maximum amount permitted to be incurred under this clause (i) on the date of such incurrence together with an incurrence in reliance on clause (ii) below on such date, without giving pro forma effect to such simultaneous incurrence in reliance on clause (ii) below) with the First Lien Secured Leverage Test (assuming that all outstanding Indebtedness incurred pursuant to Section 2.14(a) or Section 10.1(x) prior to or on such date of determination would be included in the definition of Consolidated First Lien Secured Debt, whether or not such Indebtedness would otherwise be so included and assuming the Incremental Revolving Credit Commitments established at such time are fully drawn), plus (ii) the sum of (a) $100,000,000 (less the Second Lien Base Incremental Amount) plus (b) the aggregate amount of voluntary prepayments of Loans (including purchases of the Loans by Holdings and its Subsidiaries at or below par, in which case the amount of voluntary prepayments of Loans shall be deemed not to exceed the actual purchase price of such Loans below par) (and in the case of any Loans that are not Term Loans, a corresponding commitment reduction), in each case, other than from proceeds of the incurrence of Indebtedness, minus (c) the sum of (1) the aggregate principal amount of New Loan Commitments incurred pursuant to Section 2.14(a) prior to such date and (2) the aggregate principal amount of Permitted Other Indebtedness issued or incurred (including any unused commitments obtained) pursuant to Section 10.1(x)(i)(a) prior to such date, in the case of each of the foregoing clauses (ii)(c)(1) and (ii)(c)(2) to the extent incurred in reliance on clause (ii) above.”

Article II. The NEW TERM LOANS

The New Term Loan Lender party hereto hereby agrees to commit to provide its New Term Loan Commitment in the amount of $150,000,000, on the terms and subject solely to the satisfaction (or waiver) of the Funding Date Conditions, to make New Term Loans on the Business Day of the proposed Borrowing to the Borrower in an aggregate principal amount not to exceed such New Term Loan Commitment.

The New Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other New Term Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Term Loan Lender.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

The New Term Loan Lender hereby agrees that its New Term Loan Commitment and New Term Loans will be made on the terms set forth in this Article II and subject to the satisfaction (or waiver) of the Funding Date Conditions. The Borrower and the Administrative Agent hereby agree that the Credit Agreement will be amended to provide for the New Term Loans as set forth in this Article II upon the satisfaction (or waiver) of the Funding Date Conditions.

1.	Initial Drawing. The New Term Loans shall be denominated in Dollars and shall be made in a single drawing on the Funding Date. Upon the funding of the New Term Loans on the Funding Date, the New Term Loan Commitment of the New Term Loan Lender shall be $0.

2.	Applicable Margin. The Applicable Margin for the New Term Loans shall be the same, as of any date of determination, as the Applicable Margin for the Initial Term Loans.

3.	Principal Payments. The Borrower shall make principal payments on the Initial Term Loans (including the New Term Loans) on the dates set forth in Section 2.5(b) of the Credit Agreement occurring after the Funding Date in an amount equal to 0.25% of the product of (x) the sum of (I) the aggregate principal amount of Initial Term Loans outstanding under the Credit Agreement immediately prior to the Funding Date plus (II) the aggregate amount of the New Term Loans funded on the Funding Date and (y) a fraction, the numerator of which is equal to the aggregate principal amount of Initial Term Loans funded on March 13, 2014 and the denominator of which is equal to the aggregate principal amount of Initial Term Loans outstanding under the Credit Agreement immediately prior to the Funding Date (after such product is rounded to the nearest full dollar). Any remaining outstanding amount of Initial Term Loans (including the New Term Loans) shall be repaid in full on the Initial Term Loan Maturity Date.

4.	Voluntary and Mandatory Prepayments. Scheduled installments of principal of the New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the New Term Loans in accordance with Sections 5.1 and 5.2 of the Credit Agreement respectively. In the event that, on or prior to the date that is six months after the Funding Date, the Borrower (i) makes any prepayment of Initial Term Loans (including the New Term Loans) in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Initial Term Loans (including the New Term Loans) or (ii) effects any amendment of the Credit Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Initial Term Loans (including the New Term Loans), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the Initial Term Loans (including the New Term Loans) being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the applicable Initial Term Loans (including the New Term Loans) outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

5.	Upfront Fees. In connection with the syndication of the New Term Loans, the Borrower agrees to pay to the New Term Loan Lender upfront fees equal to 1.21% of the aggregate amount of such New Term Loans funded by the New Term Loan Lender on the Funding Date (the “Upfront Fees”). All Upfront Fees shall be payable in full on the Funding Date in immediately available funds and may, at the option of the Borrower, be netted against the proceeds of the New Term Loans.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

6.	Terms Generally. Other than as set forth herein, for all purposes under the Credit Agreement and the other Credit Documents (including this Joinder and Amendment Agreement (unless the context dictates otherwise)), the New Term Loans shall have the same terms as the Initial Term Loans outstanding under the Credit Agreement immediately prior to the Funding Date and shall be treated for purposes of voluntary and mandatory prepayments (including any applicable prepayment fees and for scheduled principal payments) and all other terms as the same Class of Term Loans as the Initial Term Loans outstanding under the Credit Agreement immediately prior to the Funding Date. Upon the funding of the New Term Loans on the Funding Date, the New Term Loans shall automatically and without further action by any Person constitute Initial Term Loans for all purposes of the Credit Agreement and the other Credit Documents. The New Term Loans shall be structured as an increase to the existing Initial Term Loans outstanding under the Credit Agreement immediately prior to the Funding Date that will trade fungibly with such existing Initial Term Loans. The Administrative Agent shall take any and all action as may be reasonably necessary to ensure that the New Term Loans are included in each Borrowing and repayment of Initial Term Loans on a pro rata basis. In furtherance of the foregoing, on the Funding Date, there shall commence an initial Interest Period with respect to the New Term Loans, which Interest Period shall end on the last day of the Interest Period applicable to the existing Initial Term Loans as in effect immediately prior to the Funding Date.

7.	Proposed Borrowing. This Agreement represents a request by the Borrower to borrow New Term Loans from the New Term Loan Lender as set forth on the applicable Borrowing notice delivered by the Borrower under the Credit Agreement.

8.	New Term Loan Lender. To the extent not already a Lender, the New Term Loan Lender acknowledges and agrees that upon its execution of this Agreement that such New Term Loan Lender shall become a “Lender” and an “Initial Term Loan Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder. For purposes of Section 12 and Section 13.5 of the Credit Agreement, KKR Capital Markets LLC shall be deemed to be an Agent.

9.	Credit Agreement Governs. Except as set forth in this Agreement, the New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

Article iII. other terms of the joinder and amendment agreement

1.	Representations and Warranties. The Borrower hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by each Credit Party hereto and constitutes the legal, valid and binding obligations of each such Credit Party enforceable against it in accordance with its terms, except that the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

2.	Borrower and Guarantor Certifications. By its execution of this Agreement, the undersigned officer of the Borrower and the Guarantors party hereto, to the best of his or her knowledge, and the Borrower and Guarantors hereby certify that (the “Borrower and Guarantor Certifications”):

a.	no Default or Event of Default exists on the date hereof before or after giving effect to the New Term Loan Commitments and borrowing of the New Term Loans contemplated hereby; and

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

b.	the representations and warranties made by each Credit Party contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects (provided that such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of the date hereof, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (provided that such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of such earlier date.

3.	Funding Date Conditions. This Agreement (excluding any provisions herein related to the Amendment) will become effective on the date (the “Funding Date”) on which each of the following conditions (the “Funding Date Conditions”) is satisfied:

a.	The Administrative Agent shall have received from the Borrower and each Guarantor a counterpart of this Agreement (which may exclude provisions related to the Amendment) signed on behalf of such party;

b.	The Administrative Agent and the New Term Loan Lender shall have received the executed legal opinion of (i) Simpson Thacher & Bartlett LLP special New York counsel to the Credit Parties and (ii) Kilpatrick Townsend & Stockton LLP, special Georgia counsel to the Credit Parties. The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinion;

c.	The Borrower shall have paid (i) KKR Capital Markets LLC (or its designated affiliate), as sole lead arranger and bookrunner (the “Agent”) the fees in the amounts previously agreed in writing to be received on the Funding Date and (ii) the Agent and the Administrative Agent all reasonable costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Agent and the Administrative Agent) of the Agent and the Administrative Agent for which invoices have been presented prior to the Funding Date;

d.	The Administrative Agent shall have received good standing certificates (to the extent such concept exists) from the applicable governmental authority of each Credit Party’s jurisdiction of incorporation, organization or formation and (I) (A) a certificate of the Credit Parties, dated the Funding Date, substantially in the form of Exhibit E to the Credit Agreement, with appropriate insertions, of each Credit Party, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each Credit Party, and attaching the documents referred to in the following clause (B) and (B) (x) a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the board of directors or other managers of each Credit Party (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of each Credit Document to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder, (y) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of each Credit Party and (z) signature and incumbency certificates of the Authorized Officers of each Credit Party executing the Credit Documents to which it is a party or (II) a certificate of Holdings on behalf of each Credit Party, dated the Funding Date and executed by an Authorized Officer of Holdings, certifying that, except as otherwise indicated therein, there have been no amendments, supplements or modifications since the Closing Date to the documents delivered on the Closing Date pursuant to Sections 6.5(x) and 6.6 of the Credit Agreement;

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

e.	The Administrative Agent shall have received a certificate from the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Vice President-Finance, a Director, a Manager or any other senior financial officer of the Borrower to the effect that after giving effect to the funding of the New Term Loans, Holdings on a consolidated basis with its Restricted Subsidiaries is Solvent;

f.	The Borrower shall have previously delivered to the Administrative Agent a Notice of Borrowing in accordance with Section 7.2(a) of the Credit Agreement; and

g.	The Borrower and Guarantor Certifications are true and correct.

4.	Amendment Effective Date Conditions. This Agreement (only with respect to the Amendment) will become effective on the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied:

a.	The Administrative Agent shall have received from the Borrower and each Guarantor a counterpart of this Agreement (which may exclude provisions herein related to anything other than the Amendment) signed on behalf of such party; and

b.	The Administrative Agent shall not have received within five (5) Business Days following the Amendment Notice Date a written notice of objection from the Lenders constituting the Required Lenders thereby objecting to the Amendment.

5.	Notice. For purposes of the Credit Agreement, the initial notice address of the New Term Loan Lender shall be as separately identified to the Administrative Agent.

6.	Tax Forms. For each relevant New Term Loan Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Term Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 5.4(d) and/or Section 5.4(e) of the Credit Agreement.

7.	Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the New Term Loans made by the New Term Loan Lender in the Register.

8.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

9.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

10.	GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Section 13.13 of the Credit Agreement is hereby incorporated into this Agreement mutatis mutandis.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

11.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

12.	Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

13.	Tax Matters. For U.S. federal income tax purposes, (a) from and after the Funding Date the Borrower and the Administrative Agent shall treat the New Term Loans as a “qualified reopening” (within the meaning of Treasury Regulations Section 1.1275-2(k)) of the existing Initial Term Loans, and (b) from and after the Funding Date and/or the Amendment Effective Date solely for purposes of FATCA, the Administrative Agent shall treat the Initial Term Loans (including the New Term Loans) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

14.	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

15.	Credit Document. On and after the Funding Date and/or the Amendment Effective Date, this Agreement shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents (it being understood that for the avoidance of doubt this Agreement may be amended or waived solely by the parties hereto as set forth herein).

16.	Reaffirmation. Each Credit Party hereby expressly acknowledges the terms of this Joinder and Amendment Agreement and reaffirms, as of the date hereof, (i) the covenants, guarantees, pledges, grants of Liens and agreements or other commitments contained in each Credit Document to which it is a party, including, in each case, such covenants, guarantees, pledges, grants of Liens and agreements or other commitments as in effect immediately after giving effect to this Joinder and Amendment Agreement and the transactions contemplated hereby, (ii) its guarantee of the Obligations (including, without limitation, the Initial Term Loans (including the New Term Loans)) under each Guarantee, as applicable, (iii) its grant of Liens on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Initial Term Loans (including the New Term Loans)) pursuant to the Security Documents, and (iv) agrees that (A) each Credit Document to which it is a party shall continue to be in full force and effect and (B) all guarantees, pledges, grants of Liens, covenants, agreements and other commitments by such Credit Party under the Credit Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Joinder and Amendment Agreement.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder and Amendment Agreement as of the date first set forth above.

NATIONAL VISION, INC.

By:	/s/ L. Reade Fahs
	Name:	L. Reade Fahs
	Title:	Chief Executive Officer

NAUTILUS ACQUISITION HOLDINGS, INC.

By:	/s/ L. Reade Fahs
	Name:	L. Reade Fahs
	Title:	Chief Executive Officer

OPTI-VISION FINANCE SERVICES, LLC

By:	/s/ L. Reade Fahs
	Name:	L. Reade Fahs
	Title:	Chief Executive Officer

VC IV, LLC

By:	/s/ L. Reade Fahs
	Name:	L. Reade Fahs
	Title:	Chief Executive Officer

NVAL HEALTHCARE SYSTEMS, INC.

By:	/s/ L. Reade Fahs
	Name:	L. Reade Fahs
	Title:	Chief Executive Officer

INTERNATIONAL VISION ASSOCIATES, LTD.

By:	/s/ L. Reade Fahs
	Name:	L. Reade Fahs
	Title:	Chief Executive Officer

ARLINGTON CONTACT LENS SERVICE, INC.

By:	/s/ Peter Clarkson
	Name:	Peter Clarkson
	Title:	President

[Signature Page to Joinder and Amendment Agreement]

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

KKR CORPORATE LENDING LLC

By:	/s/ Adam Smith
	Name:	Adam Smith
	Title:	Authorized Signatory

[Signature Page to Joinder and Amendment Agreement]

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Consented to by:

GOLDMAN SACHS BANK USA, as Administrative Agent and Collateral Agent

By:	/s/ Elizabeth Fischer
	Name:	Elizabeth Fischer
	Title:	Authorized Signatory

[Signature Page to Joinder and Amendment Agreement]